Exhibit 10.4

AGREEMENT

AGREEMENT dated this 18th  day of May 2007, by and between AI Document Services, Inc. (hereinafter “AID”), a Delaware Corporation, with offices located at 25 Robert Pitt Drive

Monsey, NY 10952, Mark Cohen, President of AID.

The parties hereto agree and acknowledge that by virtue of Mark Cohen’s other business activities as described in AID’s Form SB-2 Registration Statement, certain potential conflicts of interest may arise.

In an effort to resolve such potential conflicts of interest, we have entered into this written agreement with Mark Cohen (hereinafter “MC” ) as follows:

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any business opportunities that he may become aware of independently or directly through his association with us would be presented by him solely to us;

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any business opportunities disclosed to him by the management of  other entities would not be presented by him to us if so requested by them;

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any business opportunities disclosed to him by us would not be presented by him to any other entity, unless and until we passed upon same; and

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in the event that the same business opportunity is presented to him by both us and any other business entity, he shall only render his services to the business entity that first disclosed such business opportunity to him.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 18th  day of May 2007.

AI DOCUMENT SERVICES, INC.

By: /s/ March Cohen

Mark Cohen, President

By: /s/ Mark Cohen

Mark Cohen, Individually